EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 15, 2007, except as to the stock split described in Note 15, which is as of February 1, 2007 relating to the consolidated financial statements of Mellanox Technologies, Ltd. which appears in such Registration statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
February 5, 2007